CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




FIRST INVESTORS TAX-EXEMPT MONEY MARKET FUND, INC.
95 WALL STREET
NEW YORK, NY  10005


We consent to the use in Post-Effective Amendment No. 25 to the Registration Statement on Form N-1A (File Nos. 002-82572 and 811-03690) of our report dated February 2, 2004 relating to the December 31, 2003 financial statements of First Investors Tax-Exempt Money Market Fund, Inc., which are included in said Registration Statement.



                                            /s/ Tait, Weller & Baker

                                            TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
APRIL 26, 2004